UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2011 (April 29, 2011)

Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2011, Protective Life Insurance Company (“Protective Life”) entered into a previously announced coinsurance agreement with Liberty Life Insurance Company (“Liberty Life”) under the terms of which Protective Life coinsured substantially all of the life and health business of Liberty Life.  The transaction closed in conjunction with Athene Holding Ltd’s acquisition of Liberty Life from an affiliate of Royal Bank of Canada.

Protective Life paid a $222 ceding commission to Liberty Life.  The final amount of the ceding commission is subject to adjustment upon completion of the final Liberty Life closing statutory balance sheet.

The foregoing description of the Coinsurance Agreement is not complete and is qualified in its entirety by reference to the full text of the Coinsurance Agreement, which is filed as Exhibit 10 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10 – Coinsurance Agreement by and between Liberty Life Insurance Company and Protective Life Insurance Company

* Note: Exhibits, annexes and schedules to the Coinsurance Agreement, which include lists of items to be disclosed by, and exceptions to, the representations and warranties contained in the Coinsurance Agreement have not been filed herewith.  The registrant agrees to furnish a copy of any such omitted exhibit, annex or schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: May 5, 2011